EXHIBIT 10.1

SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE OF CLAIMS

This Separation Agreement and Mutual General Release of Claims (“Agreement”), dated as of June 1, 2005 (the “Effective Date”) is made among Bradford T. Mortimer (“Mortimer”), Propex Fabrics Inc. (“Propex”) and Propex Fabrics Holdings Inc. (“Holdings”).

WITNESSETH:

WHEREAS, on December 1, 2004, Propex and Mortimer entered into an employment relationship;

WHEREAS, the parties have determined to sever the employment relationship;

WHEREAS, Mortimer has also served as an officer and/or director of Propex, Holdings and some or all of their affiliated companies; and

WHEREAS, Mortimer has resigned as an officer and/or director of Propex, Holdings and their affiliated companies.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Employment. Mortimer’s employment with Propex, Holdings and their affiliated companies terminated on May 16, 2005 (the “Separation Date”). After the Separation Date, Mortimer shall receive no further compensation or benefits from Propex, Holdings or any of their affiliated companies other than as provided herein except for any vested accrued benefits Mortimer has with respect to any “employee benefit plan” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, that is maintained or sponsored by Propex, Holdings or any of their affiliated companies (the “Vested Accrued Benefits”).

2. Severance Payment. Within thirty days after the Effective Date, Mortimer shall receive a lump-sum severance payment in cash (less any applicable statutory withholdings or deductions) of One Million Twenty Thousand and No/00 Dollars ($1,020,000). The date that such payment is made is referred to herein as the “Initial Payment Date”. In addition, Mortimer shall receive, on or before March 31, 2006, an additional severance payment equal to the amount of the bonus Mortimer would otherwise have received under the Propex Bonus Plan for 2005 established by the Board of Directors of Propex multiplied by a fraction, the numerator of which is the number of days from January 1, 2005 to the Separation Date and the denominator of which

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is 365. Said bonus shall be calculated with 75% of base salary ($255,000) as the annual target and 37.26% (136/365) as the multiplier.

3. Confidentiality Obligations. Mortimer agrees that he will not make use of or disclose, without the prior consent of Propex, any Confidential Information (as hereinafter defined) relating to Propex, Holdings or any of their affiliated companies, and further agrees that he will return to Propex at the request of Propex all written materials in his possession at any time embodying any such Confidential Information. For purposes of this Agreement, “Confidential Information” includes information conveyed or assigned to the Company by Mortimer or known to, conceived, compiled, created, developed, discovered, used, or obtained by Mortimer during his employment relationship with or association with Propex, Holdings or any of their affiliated companies or any of their predecessors which concerns the business or affairs of Propex, Holdings or any of their affiliated companies. Without limiting the generality of the foregoing, “Confidential Information” includes information relating to inventions, trade secrets, technologies, algorithms, source codes, passwords, databases, software, products, services, finances, business plans, marketing plans, forecasts, projections, legal affairs, supplier relationships, customer relationships, potential customers and suppliers, business prospects, business opportunities, personnel assignments, policies of every kind, compensation and benefits, employees, contracts, assets or liabilities of Propex, Holdings or any of their affiliated companies and information made available to Propex, Holdings or any of their affiliated companies by other parties under a confidential relationship. “Confidential Information,” however, shall not include information (a) which is, at the time in question, in the public domain through no act of Mortimer, (b) which is required by court or governmental order, law or regulation to be disclosed, or (c) which Propex has expressly given Mortimer the right to disclose pursuant to a separate written agreement.

4. Non-Compete Obligations. In consideration of the payments made and to be made to Mortimer hereunder and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Mortimer agrees that during the “Non-Compete Term” as defined below he will not:

(a) represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a partner of a partnership or member of a limited liability company, equity owner, stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, owner, officer, director, trustee, manager, employee, agent, associate or consultant, any business which directly competes with any of the services or products produced, sold, conducted, developed, or in the process of development by Propex, its parent or any of its subsidiaries or other affiliated companies on the Separation Date within a 300 mile radius of Austell, Georgia;

(b) directly or indirectly, whether as a principal, agent, officer, director, employee, consultant, independent contractor or otherwise, alone, in association with or

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on behalf of any other person, firm, corporation or other business organization, solicit, sell, call upon, advise, do or attempt to do business with or otherwise contact any customer of Propex, its parent or any of its subsidiaries or other affiliated companies as of the Separation Date;

(c) directly or indirectly, whether as a principal, agent, officer, director, employee, consultant, independent contractor or otherwise, alone, in association with or on behalf of any other person, firm, corporation or other business organization, hire, attempt to hire, or assist in hiring any employee of Propex, its parent or any of its subsidiaries or other affiliated companies, or encourage any such employee to terminate his/her employment with Propex, its parent, subsidiaries or other affiliated companies; or

(d) directly or indirectly, whether as a principal, agent, officer, director, employee, consultant, independent contractor or otherwise, alone, in association with or on behalf of any other person, firm, corporation or other business organization, solicit, encourage or induce any customer, supplier or other person, firm, corporation or other business organization having a business relationship with Propex, its parent or any of its subsidiaries or other affiliated companies to reduce, curtail, limit or terminate his, her or its business with Propex, its parent or any of its subsidiaries or other affiliated companies; or

(e) make any statement (orally or in writing) about Propex, its parent or any of its subsidiaries or affiliated companies or any of their products or services, which statement could reasonably be expected to be detrimental to Propex, its parent or any of its subsidiaries or other affiliated companies or the marketing or sale of any of their products or services. Similarly, Propex, its parent, subsidiary and affiliated companies shall not in any way denigrate Mortimer or comment adversely, whether orally or in writing about Mortimer, his job performance, character or abilities.

The term “Non-Compete Term” means the three-year period beginning on the Separation Date.

During the Non-Compete Term, Mortimer shall make himself reasonably available to consult with Propex, Holdings and their affiliated companies with respect to their businesses and operations at such reasonable times as may be requested by Propex on reasonable notice to Mortimer. Such consultation shall not involve any unreimbursed cost or loss of income to Mortimer. Further, it shall not disrupt his professional or personal life.

Mortimer acknowledges that the limitations set forth herein on Mortimer’s rights to compete with Propex, its parent, subsidiaries and other affiliated companies are reasonable and necessary for the protection of Propex, its parent, subsidiaries and other affiliated companies. In this regard, Mortimer hereby specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Mortimer’s activities specified herein, are reasonable and necessary for the protection of Propex, its parent, subsidiaries and other affiliated companies. Mortimer agrees that, in the event that the provisions of this Section 4 should ever be deemed to

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exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

Mortimer acknowledges and agrees that the breach of any of the covenants made by Mortimer in Section 3 or this Section 4 would cause irreparable injury to Propex, which could not sufficiently be remedied by monetary damages; and, therefore, that Propex shall be entitled to obtain such equitable relief as declaratory judgments, temporary, preliminary and permanent injunctions and orders of specific performance, without in any case the posting of any bond, to enforce those covenants or to prohibit any act or omission by Mortimer that constitutes a breach thereof. If a party must bring suit to enforce or interpret this Agreement or to defend any such action, the prevailing party shall be entitled to recover its or his attorneys’ fees and costs related thereto.

5. Continuation of Health Care Benefits. Mortimer will be eligible for continued health care insurance in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA) at Mortimer’s cost for eighteen months from the Separation Date, if Mortimer elects coverage. Mortimer shall promptly notify Propex of any change of status, such as reemployment, which would affect his rights to continued coverage under COBRA.

6. Election Notice. The parties agree that pursuant to Section 4 of that certain Propex Fabrics Holdings Inc. Employee Stockholders Agreement (the “Stockholders Agreement”), this Section constitutes an “Election Notice” (as defined in the Stockholders Agreement) delivered by Holdings and received by Mortimer on the Effective Date, electing to purchase all of the Shares (as defined in the Stockholders Agreement) beneficially owned by Mortimer (including any interest therein held by Mortimer’s spouse) for the Purchase Price (as defined in the Stockholders Agreement). This Election Notice states that the Fair Market Value (as defined in the Stockholders Agreement) for purposes of determining the Purchase Price is $108 per Share. Mortimer acknowledges receipt of such Election Notice, that such Election Notice has been duly and properly given in accordance with the Stockholders Agreement, that the Purchase Price for the Shares has been validly determined as $108 per Share and that Mortimer is legally bound to sell all of his Shares (including any interest therein held by Mortimer’s spouse) to Holdings for $108 per Share pursuant to Section 4 of the Stockholders Agreement. The parties agree that the sale of such Shares by Mortimer to Holdings and the purchase thereof by Holdings shall occur on the Initial Payment Date at the principal office of Propex at 260 The Bluffs, Austell, Georgia 30168 at which time a closing shall occur as provided in Section 4 of the Stockholders Agreement.

7. Cancellation of Options. Mortimer agrees that all stock option and other rights, if any, of Mortimer to acquire any capital stock or other equity interest in Propex, Holdings or any of their affiliated companies have been and are hereby cancelled and terminated.

8. Resignation as Officer and Director. Mortimer has and does hereby resign as an officer and director of Propex and Holdings and any of their affiliated companies of which he

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is an officer or director, effective as of the Separation Date. However, Mortimer retains all of his rights to indemnification and coverage for his acts and omissions as an officer and director of Propex and Holdings and their affiliated companies.

9. A. Waiver and Release by Mortimer. Mortimer, on behalf of himself, his heirs, executors, successors, administrators and assigns (collectively, “Mortimer Parties”), knowingly and voluntarily hereby discharges and releases Propex, Holdings, their respective subsidiaries, affiliated companies and minority owned companies and their respective predecessors, successors and assigns their respective officers, stockholders, employees, directors, attorneys, and insurers (the “Propex Parties”) from and waives any claims, demands, liabilities, obligations, rights, damages and/or causes of action whatsoever, presently known or unknown, that are based upon or arise in connection with any act, omission or fact occurring prior to the Effective Date, including but not limited to the following: (a) any statutory claims under the Age Discrimination in Employment Act of 1967 and as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1964 and 1991, the Employee Retirement Income Security Act of 1974, or arising from any federal, state or local statute, ordinance or regulation, (b) any common law, tort or contract claims, including but not limited to, claims arising under any written or oral agreements between Mortimer and any of the Propex Parties, and (c) any claims, matters or actions related to Mortimer’s employment and/or affiliation with, or separation from Propex, Holdings or their affiliated companies; SAVE AND EXCEPT only (i) rights that cannot be waived under mandatory provisions of applicable law (ii) Mortimer’s rights under this Agreement and (iii) Mortimer’s rights to the Vested Accrued Benefits.

B. Waiver and Release by Propex and Holdings. Propex and Holdings, on behalf of themselves and all of their all affiliated entities and their respective predecessors, successors, and assigns (the “Propex Releasing Parties”) hereby fully and finally discharge and release the Mortimer Parties and their attorneys from any and all claims and causes of action of whatsoever nature, whether known or unknown that are based upon or arise in connection with any act, fact or omission occurring prior to the Effective Date SAVE AND EXCEPT only the rights of the Propex Releasing Parties under this Agreement. The Propex Releasing Parties acknowledge that Mortimer has returned all property due to be returned to them.

10. Confidentiality of Agreement. Mortimer agrees that he will not disclose or cause to be disclosed the terms of this Agreement, or the fact that this Agreement exists, except to his attorneys, accountants and/or tax advisors, or as otherwise required by law.

11. Certain Acknowledgements, Representations and Agreements. Mortimer acknowledges, represents and agrees (a) that he has been fully informed and is fully aware of his right to discuss any and all aspects of this matter with an attorney of his choice, (b) that he has carefully read and fully understands all of the provisions of this Agreement, (c) that he has had sufficient time to consider fully this Agreement and has knowingly and voluntarily elected to execute and deliver this Agreement after having had sufficient time to consider it, and (d) that he

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accepts the terms of this Agreement as fair and equitable under all the circumstances and voluntarily executes this Agreement.

12. Notices. All notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and shall be considered delivered to the recipient when actually delivered to the recipient in person, by United States mail, courier, telegram or facsimile transmission. The address of Propex and Holdings for purposes of notice shall be 260 The Bluffs, Austell, Georgia 30168 or such other address as may specified by Propex by notice to Mortimer. The address of Mortimer for purposes of notice shall be 6233 Arnall Court, NW, Acworth, Georgia 30101 or such other address as may be specified by Mortimer by notice to Propex.

13. Entire Agreement. This Agreement, and the documents referenced herein, set sets forth the entire agreement between Mortimer, Propex and Holdings and supercedes any prior understandings or oral agreements among the parties with respect to the subject matter hereof or any employment relationship between Mortimer and Propex, Holdings or any of their affiliated companies. No one has promised Mortimer anything that is different from what is set forth in this Agreement. No other promises or agreements shall be binding upon Mortimer, Propex or Holdings with respect to the subject matter of this Agreement unless separately agreed to in writing. Except as provided in Section 14, this Agreement may be modified or amended or any provision hereof waived only by a written instrument signed by all of the parties hereto.

14. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

15. Assignability; Binding Effect. Neither this Agreement nor any interest herein may be assigned, directly or indirectly, by Mortimer without the prior written consent of Propex. This Agreement and any interest herein is freely assignable, directly or indirectly, by Propex and Holdings. This Agreement shall be binding upon and inure to the benefit of Mortimer and his heirs, legal representatives and permitted successors and assigns, and Propex and Holdings and their respective successors and assigns. The officials(s) executing this Agreement on behalf of the Propex Releasing Parties represent and warrant having the requisite authority to do so and bind their principals.

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16. Multiple Counterparts. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

17. Controlling Law. This Agreement has been made in the State of Georgia and Georgia law applies to it. If any part is found to be invalid, the remaining parts of the Agreement will remain in effect as if there were no invalid part.

PROPEX FABRICS INC.

By:	/s/ DONALD G. MERCER
Name:	DONALD G. MERCER
Title:	PRESIDENT
Date: June 1, 2005

PROPEX FABRICS HOLDINGS INC.

By:	/s/ DONALD G. MERCER
Name:	DONALD G. MERCER
Title:	PRESIDENT
Date: June 1, 2005

/s/ BRADFORD T. MORTIMER
BRADFORD T. MORTIMER

Date:	June 11, 2005